EXHIBIT 99.1
January 2008

This presentation may contain statements regarding anticipated future developments that are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Results may differ materially as a result of the risk factors included in the Company's filings with the Securities and Exchange Commission and other factors over which the Company has no control.

Apria Overview

- Leading national provider of integrated home healthcare products and services
  - Serving patients in all 50 states
  - Over 550 locations (does not include overlapping locations)
  - ~12,500 Employees
  - > 2 million patients

- Comprehensive range of services address growing U.S. markets

– Home IV / Specialty pharma	~$20+ billion market
– Home respiratory therapy	~$8 billion market
– Home medical equipment	~$2 billion market

- Contracts with all national managed care payors

- More than 700 sales representatives across infusion, respiratory and DME product lines

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APRIA HEALTHCARE®

Core Homecare Services



Clinical Infusion / Specialty Pharmaceutical Services ~38% of revenues*

- IV medication, treatment and high-tech support services at home
- Centralized specialty pharmaceutical distribution to all 50 states
- CTI Network – clinical trials division
- >82 Pharmacies nationwide post-integration
- 53 Ambulatory Infusion Suites (AIS)
- Treats patients with wide range of conditions (eg. infectious diseases, cancer, GI diseases, pain, immune deficiencies, cardiovascular disease)



Clinical Respiratory Services ~51% of revenues

- Full range of respiratory products and services
- ~ 900 RT clinicians on staff
- Provide patient education and 24-hour on-call clinical support
- Serves patients with chronic and acute respiratory conditions, including COPD, Obstructive Sleep Apnea, Congestive Heart Failure, Neurological Conditions and Trauma



HME Support Services / Other ~11% of revenues

- Large-scale HME provider to service managed care
- Patient room equipment
- Ambulatory aids

** Mix reflects Coram acquisition*

4

APRIA HEALTHCARE®

Government Regulatory Update Home Oxygen Therapy / Equipment Rental Cap DRA of 2005 contained a provision to cap oxygen equipment rental payments at 36 months for Medicare patients, regardless of length of medical need Requires mandatory transfer of ownership of equipment to patients First group of patients will reach the 36 month mark in January 2009 CPAP Medicare Coverage and Testing Policy CMS proposed expanded coverage of home sleep testing/expected to take effect in late 2008 Inhalation Therapies Medicare inhalation therapies represent <3.5% of Apria's total revenues ASP formula adjustments expected to take effect on 4/1/08 Medicare Part B Competitive Bidding Implementing program for HME in 10 MSAs in July 2008 Expands to 70 additional MSAs in 2009 Nationwide in 2010 Impact to Apria First 10 MSAs represent <2% of Apria's total revenues An estimated payment cut of 10-15% represents <0.3% of total revenues Opportunity to gain share

Coram Acquisition Apria closed the acquisition of Coram, Inc. ("Coram") on December 3, 2007 $350 million cash 0.7x LTM revenues Formal integration process well underway Expected synergies of $10 mm in 2008E & $20 mm in 2009E

Infusion and Specialty Market Growth Traditional Home Infusion Therapy Market $4 to $5 billion, growing 4-6 % annually Includes broad range of therapies to treat acute, chronic and terminal conditions Anti-infectives, Total Parenteral Nutrition (TPN), Enteral Nutrition, Pain Management, Chemotherapy Local presence, clinical expertise and quality of service are the differentiators Specialty Pharmaceutical / Drug Distribution Market $20+ billion, growing over 20% per year Includes infused and injectable therapies to treat primarily chronic conditions Intravenous immune globulin (IVIG), blood plasma derivatives, drugs used to treat pulmonary and neurological conditions and rare disorders Development of new drugs 400+ infusion or injectible drugs in the pipeline Approximately half are infusion drugs to be released by 2010

Broad product and service offering attractive to referral sources and payors Able to work with single provider for multiple services Creates the premier specialty infusion services provider: >100,000 infusion patients cared for annually 1,100 clinicians Bolsters national footprint / creates alternative site for infusion Further diversifies Apria's payor and product mix Immediately enter the large specialty pharmaceutical market (growing 20+% per year) Makes home infusion / specialty pharmacy a second major pillar for Apria Strategic Rationale for Acquisition Respiratory Therapy 68 Infusion Therapy 18.2 Home Medical Equipment / Other 14 Pre-Acquisition LTM 9/30 ($1.6bn) Respiratory Therapy 51.7 Infusion / Specialty Rx 37.7 Home Medical Equipment / Other 10.6 Post-Acquisition LTM 9/30 ($2.1bn)

Coram Overview

- ~$495 million revenues for LTM ending September 30, 2007
- 72 branch locations across the country
- ~2,100 employees, including nearly 1,000 staff nurses and pharmacists
- ~17,000 patients served every month

Coram, Inc.

Home-Based Infusion Therapies

- Traditional site of care
- Operates in a similar manner to Apria
- "Core" therapies

Specialty Pharmacy

- Drug delivery & clinical mgmt services
- Licensed in all 50 states

CTI Network

- Clinical trial support for Phase I - IV
- Establish early / preferred relationships with drug manufacturers

Ambulatory Infusion Suites (AIS)

- 51 AISs
- Includes therapies that can't be done in the home setting
- Strong differentiator

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APRIA HEALTHCARE®

Apria's Diversified Payor Mix Payor mix is heavily weighted towards non-governmental sources Limited concentration, no managed care contract represents > 9% of revenues Both Apria and Coram contract with substantially all of the national accounts Positioned to benefit from growth of Medicare Advantage Coram acquisition further diversifies the payor mix Coram Medicare revenue is not subject to reimbursement cuts targeted at home healthcare or home oxygen Pre-Acquisition LTM 9/30 Payor Mix Managed Care / Other 65 Medicare 29 Medicaid 6 Post-Acquisition LTM 9/30 Payor Mix Managed Care / Other 69 Medicare 24 Medicaid 6

Leading Market Position with Broad National Footprint

- #1 in home infusion following Coram acquisition
- Second largest home respiratory services provider
  - #1 in complex ventilation care, CPAP/BiPAP and ambulatory oxygen systems
  - #2 in home respiratory therapy
- #1 in home medical equipment

Home Infusion Locations Post-Acquisition


WA
OR
ID
MT
ND
SD
WY
NE
MN
IA
WI
MI
NV
UT
CO
KS
MO
IL
IN
OH
CA
AZ
NM
OK
AR
TX
LA
MS
AL
TN
KY
GA
SC
NC
VA
WV
PA
NY
NJ
MD
DE
VT
NH
ME
MA
CT
RI
FL
AK
HI
Apria
Coram

Apria Healthcare®

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Financial Overview

Recent Operating Results Total Revenue $1,126.3 $1,126.3 $1,179.5 +4.7% SD&A % of Revenue 53.2% 53.2% 53.2% - EBITDA $212.6 $212.6 $213.6 +0.5% Net Income $53.9 $53.9 $61.2 +13.6% Diluted Net Income / Share Free Cash Flow $1.26 $99.2 $1.26 $99.2 $1.39 $115.9 +10.3% +16.8% 9 Months Ended 9/30/2006 9 Months Ended 9/30/2007 Change $ in millions (except per share data)

Productivity Metrics 12/31/2005 12/31/2006 9/30/2007 East 57 49 47 12/31/2005 12/31/2006 9/30/2007 East 47 45 55 12/31/2005 12/31/2006 9/30/2007 East 77 60 56 Receivable Days Payable Days Days Inventory on Hand

Favorable Industry Dynamics Aging demographics Increasing life expectancy 51 million seniors, increasing to 76 million by 2027 Historically insulated from economic slowdowns Technology improvements Earlier patient discharge Medical devices more adaptable for use in the home Cost-effective alternative to institutional care Government & private payors need to contain costs Better response to treatment and lower incidence of infection Patient preference for in-home care

Apria is Positioned to Win Leading franchise with broad national footprint Leading position in infusion therapy Diversified payor mix Attractive business mix Achieving operating expense efficiency